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                                                                     EXHIBIT 4.3


           SECOND AMENDMENT TO CREDIT AGREEMENT ("SECOND AMENDMENT")

    WHEREAS, COLLABORATIVE CLINICAL RESEARCH, INC., an Ohio corporation (herein called "Company") and KEY CORPORATE CAPITAL INC., a Michigan corporation (herein called "Lender"), entered into a certain Credit Agreement dated as of October 1, 1997, as amended by a First Amendment to Credit Agreement dated as of 2/5/99 (herein called the "Agreement"), and

    WHEREAS, the Company and the Lender have agreed to further amend the Agreement by this Second Amendment to Credit Agreement ("Second Amendment").

    NOW, THEREFORE, for valuable consideration received to their mutual satisfaction, the Company and the Lender hereby agree as follows:

    1. The definition of "Security" contained in Section 1.2 of the Agreement is hereby amended by deleting it in its entirety and substituting in its place the following:

         "SECURITY" shall mean cash and marketable securities invested in an account at Key Investment, Inc. having a net lending value (as defined in the Pledge and Security Agreement dated February 28, 1998 executed by and between Company and Lender) of Two Million Dollars ($2,000,000.00) and will be subject to KeyBank Credit Policy advance rates as set forth in Section 5.9 hereof.

    2. The definition of "Security Instruments" contained in Section 1.2 of the Agreement is hereby amended by deleting it in its entirety and substituting in its place the following:

         "SECURITY INSTRUMENTS" shall mean the written document(s) listed in Exhibit C-1 attached hereto, signed and delivered from time to time to the Lender in connection with Indebtedness owed by Company to the Lender.

    3. Exhibit C to the Agreement is hereby deleted in its entirety and the attached Exhibit C-1 is inserted in its place. All references in the Agreement to Exhibit C shall be deemed to refer to Exhibit C-1.

    4. Except as amended hereby, all provisions of the Agreement are ratified and confirmed and shall remain in full force and effect. All references to the Agreement in the Note and in the Security Instruments shall mean the Agreement as amended by this Amendment. All capitalized terms not specifically defined herein shall have the meaning set forth in the Agreement.

    5. Company hereby represents and warrants to the Lender that: (a) Company has the legal power and authority to execute and deliver this Amendment; (b) the officials executing this



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Amendment have been duly authorized to execute and deliver the same and bind
Company with respect to the provisions hereof; (c) the execution and delivery hereof by Company and the performance and observance by Company of the provisions hereof do not violate or conflict with the organizational agreements of Company or any law applicable to Company or result in a breach of any provisions of or constitute a default under any other agreement, instrument, or document binding upon or enforceable against Company; and (d) this Amendment constitutes a valid and binding obligation upon Company in every respect.

              6. In consideration of this Amendment, Company hereby releases and discharges the Lender and its shareholders, directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, demands, liability and causes of action whatsoever, now known or unknown, arising out of or any way related to the extension or administration of the Loans, the Agreement, the Note, the Security Instruments, or any mortgage or security interest related thereto.

              7. In consideration of this Amendment, Company further agrees to reimburse Lender for all out-of-pocket expenses incurred by Lender in connection with the preparation of this Amendment, including but not limited to, all fees and expenses of legal counsel for the Lender, such reimbursement to be made within ten (10) days after Lender's invoice therefor.

              8. This Amendment shall be construed in accordance with the laws of the State of Ohio without regard to principles of conflict of laws.

              COMPANY, TO THE EXTENT PERMITTED BY LAW WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN BANK AND COMPANY ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN COMPANY AND BANK IN CONNECTION WITH THIS NOTE OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.

              IN WITNESS WHEREOF, the Company and the Lender, have each caused this Amendment to be executed by their duly authorized officers as of the 5th day of February, 1999.

                       COMPANY: COLLABORATIVE CLINICAL RESEARCH, INC., an Ohio corporation



                                    BY: /s/ Terry C. Black
                                        --------------------------
                                    ITS:  V.P. - CFO
                                        --------------------------








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LENDER:                 KEY CORPORATE CAPITAL INC.


                        BY: /s/ F. Donald Kelly III, Assistant Vice President
                            -------------------------------------------------
                            F. Donald Kelly III, Assistant Vice President

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